UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2015

ERIN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement.

On May 25, 2015, CAMAC Energy Gambia Ltd. and CAMAC Energy Gambia A5 Ltd., each a wholly owned subsidiary of Erin Energy Corporation (the “CAMAC Parties”), entered into the Block A2 License Amendment and the Block A5 License Amendment (collectively, the “Amendments”), respectively, with the Republic of the Gambia, amending certain terms of the Petroleum (Exploration, Development and Production) Licenses, each dated May 24, 2012, with respect to Blocks A2 and A5 offshore The Gambia (the “Licenses”). Pursuant to the Amendments, the initial exploration phase of each of the Licenses has been extended to December 31, 2018, and the obligation to drill one well on each block has been modified to one well on either block. The CAMAC Parties agreed to pay an extension fee of $1 million in connection with the Amendments. The preceding description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On May 15, 2015, the Company issued a press release relating to the Amendments. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing

--------------------------------------------------------------------------------

Item 9.01	Financial Statements and Exhibits.

10.1	Block A2 License Amendment, dated May 25, 2015, by and between The Republic of the Gambia and CAMAC Energy Gambia Ltd.
10.2	Block A5 License Amendment, dated May 25, 2015, by and between The Republic of the Gambia and CAMAC Energy Gambia A5 Ltd.
99.1	Press release issued by Erin Energy Corporation, dated May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION By: /s/Nicolas J. Evanoff Nicolas J. Evanoff Senior Vice President, General Counsel & Secretary

Date: May 29, 2015